Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-35152; Form S-8 No. 333-157720; Form S-8 No. 333-108840; Form S-8 No. 333-66921) pertaining to The Hourly Pension Investment Plan of The Timken Company of our report dated December 19, 2012, with respect to the financial statements of The Hourly Pension Investment Plan of The Timken Company included in this Annual Report (Form 11-K) for the period from January 1, 2012 to June 29, 2012.

/s/ Ernst & Young LLP

Cleveland, Ohio

December 21, 2012